EXHIBIT 10.1

AMENDMENT TO CREDIT AGREEMENT

This Amendment to Credit Agreement (this “Amendment”) dated as of April 23, 2012, is made by and among SELECT COMFORT CORPORATION, a Minnesota corporation (the “Borrower”), the several banks and other financial institutions party to the Credit Agreement defined below (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as letter of credit issuer (in such capacity, together with any successor thereto in such capacity, the “Letter of Credit Issuer”) and in its capacity as administrative agent (in such capacity, together with any successor thereto in such capacity, the “Administrative Agent”).

Recitals

The Borrower, the Lenders, the Letter of Credit Issuer and the Administrative Agent are parties to a Credit Agreement dated as of March 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders, the Letter of Credit Issuer and the Administrative Agent have agreed to make certain loans and other credit accommodations available to the Borrower under the conditions set forth therein.

The Borrower has requested that certain amendments be made to the Credit Agreement.

The Lenders, the Letter of Credit Issuer and the Administrative Agent are willing to grant the Borrower’s requests pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Borrower, the Lenders, the Letter of Credit Issuer and the Administrative Agent hereby agree as follows:

1.           Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.           Amendments to Certain Defined Terms in the Credit Agreement.

(a)           The term “ABR Advance” appearing in the Credit Agreement is hereby amended to read “Adjusted Base Rate Advance” in each instance in which it appears; the term “ABR Loan” appearing in the Credit Agreement is hereby amended to read “Adjusted Base Rate Loan” in each instance in which it appears.

(b)           The term “Collateral” appearing in the Credit Agreement is hereby amended to read “collateral, if any,” in each instance in which it appears.

3.           Amendment of Certain Sections of the Credit Agreement.  The heading and text appearing in each of Sections 4.16, 4.21, 4.23, 5.9, 5.10, 5.13, 5.15, 5.16, 5.17, 5.18 and 6.14 is hereby amended and replaced in its entirety, in each case, with the following:

[Intentionally omitted].

4.           Amendments to Section 1.1 of the Credit Agreement.

(a)           Section 1.1 of the Credit Agreement is hereby amended to add (in the appropriate alphabetical order) or amend, as appropriate, the following definitions:

“Adjusted Base Rate” means, for any day, an annual rate equal to (a) the Base Rate or (b) the Daily One-Month LIBO Rate plus one and one-half of one percent (1.50%), as applicable.

“Cash Equivalents” means (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of two years or less, (b) bonds, notes debentures, or other obligations or securities issued by any United States of America Government Sponsored Enterprise having a maturity of two years or less, (c) commercial paper issued by a U.S.  corporation rated at least “A-1” or “A-2” by Standard & Poors Rating Group or “P-1” or “P-2” by Moody’s Investors Service having maturity of 270 days or less, (d) corporate bonds, notes or debentures issued by a US corporation rated at least “A-” by Standard & Poors Rating Group or “A3” by Moody’s Investors Service having a maturity of two years or less, (e) investments in money market mutual funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule  2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by Standard & Poors Rating Group or “Aaa” by Moody’s Investors Service and (iii) have portfolio assets of at least $5,000,000,000, (f) municipal investments or direct obligations of any State, local government and public authority of the United States of America, in each case with a rating of “A-” or higher by Standard & Poors Rating Group and/or “A3” or higher by Moody’s Investors Service and a maximum maturity of 24 months (for securities when the interest rate is adjusted periodically (e.g. floating rate securities), the put date will be used to determine the maturity date), and (g) repurchase agreements, certificates of deposit or bankers’ acceptances having a maturity of two years or less issued by members of the Federal Reserve System having deposits in excess of $500,000,000.

“Daily One-Month LIBO Rate” means, for any day, a rate equal to the Adjusted LIBO Rate with respect to a one-month Interest Period commencing on that day.  For the purposes of this definition, the Adjusted LIBO Rate as of any day shall be determined using the Adjusted LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definitions of “LIBO Rate” and “Adjusted LIBO Rate” hereunder, except that (x) if the day is a Business Day, such determination shall be made on such day (rather than one Business Day prior to the commencement of an Interest Period), and (y) if the day is not a Business Day, the Adjusted LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to the preceding clause (x) for the most recent Business Day preceding such day.

“Financial Covenants” means the covenants contained in Sections 5.11 and 5.12.

“GAAP” means generally accepted accounting principles as in effect on the Closing Date and applied on a basis consistent with the accounting practices applied in the financial statements of the Borrower referred to in Section 4.5, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, the Borrower either (a) is required to implement such change, or (b) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is hereinafter referred to as a “Required GAAP Change”), provided that (x) the Borrower shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on the Borrower’s income, retained earnings or other accounts, as applicable, and (y) the Financial Covenants and the covenants set forth in Sections 6.1 and 6.2 shall be adjusted as necessary to reflect the effects of such Required GAAP Change, provided that if the Required Lenders and the Borrower cannot agree on such adjustments, the Financial Covenants and the covenants set forth in Sections 6.1 and 6.2 will be calculated and applied without giving effect to the Required GAAP Change.

“Increased Facility Amount” has the meaning set forth in Section 2.13(c).

“LIBOR Advance” means any Advance that bears interest at a rate determined by reference to a LIBO Rate (other than the Daily One-Month LIBO Rate).

“LIBOR Loan” means any Loan that bears interest at a rate determined by reference to a LIBO Rate (other than the Daily One-Month LIBO Rate), including LIBOR Advances.

“Loan Documents” means this Agreement, the Notes, the Guaranties and each Letter of Credit Document.

“Margin” means (a) with respect to computation of the applicable interest rate on Adjusted Base Rate Loans, zero percent (0%) and (b) with respect to computation of the applicable interest rate on LIBOR Loans, one and one-quarter of one percent (1.25%).

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a)           the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

(b)           the ability of an Obligor to perform any material obligation under any Loan Document to which it is a party; or

(c)           the validity, enforceability as to any material provision or collectibility of any Loan Document.

“Maturity Date” means April 23, 2015.

“Permitted Acquisition” means the acquisition by the Borrower or a Domestic Subsidiary of (x) assets constituting a business, division or product line of any Person not already a Subsidiary, or (y) the Capital Stock of any such Person (including by way of merger) as a result of which stock acquisition such Person shall become a Subsidiary of the Borrower or shall be merged with and into a Subsidiary of the Borrower (such assets or Person are referred to as a “Target”), provided that (in each case):

(a)           no Default or Event of Default is continuing at the time of such transaction or would be caused by such transaction;

(b)           the business activities of the Target are substantially similar to the business activities conducted by the Borrower and its Subsidiaries at the time of the transaction or a reasonable extension thereof;

(c)           prior to such acquisition, the Borrower shall have obtained the written consent or approval for such acquisition from the Shareholders or Governing Board of the Borrower and any applicable Subsidiary;

(d)           at least 5 Business Days prior to such acquisition, the Borrower has delivered to the Administrative Agent, (A) to the extent reasonably available, financial statements of the Target (or, in the case of assets constituting less than all of the assets of a Person, the equivalent of financial statements with respect to such assets) for the immediately preceding 36 months to the extent available, but in no event for less than the immediately preceding twelve months, and (B) pro forma financial statements reflecting the combined projected performance of the Borrower and its Subsidiaries, including the Target, during the 12 months immediately following consummation of such transaction, certified to the Administrative Agent and the Lenders as being the good faith projections of the Borrower (subject to the qualifications described in Section 4.7), in form and detail reasonably acceptable to the Administrative Agent, which projections shall demonstrate that such acquisition will not result in any Default or Event of Default hereunder;

(e)           in the case of any asset acquisition, the Borrower or a Subsidiary which is an Obligor shall acquire such assets;

(f)           in the case of the acquisition of a Target which is to remain or become a separate Subsidiary of Borrower, such Subsidiary shall become an Obligor as required by Section 5.8 simultaneously with the closing of such acquisition.

(g)           in the case of any consolidation or merger involving a Target, the Borrower or an existing Subsidiary which is an Obligor shall be the continuing or surviving corporation (provided, however, that under no circumstances may the Borrower merge into or consolidate with any Subsidiary);

(h)           [Intentionally omitted];

(i)           the aggregate consideration (inclusive of all Debts incurred or assumed) to be paid by the Borrower and its Subsidiaries on account of such transaction, together with the aggregate consideration (inclusive of all Debts incurred or assumed) paid in all other Permitted Acquisitions for the twelve months immediately preceding such acquisition does not exceed $25,000,000;

(j)           any Debt incurred or assumed by the Borrower or any Subsidiary (including the Target) on account of such transaction is permitted hereunder;

(k)           the Target or the assets so acquired shall not be subject to any Liens other than Permitted Liens;

(l)            [Intentionally omitted]; and

(m)           such acquisition is non-hostile (i.e., the prior, effective written consent or approval of the Target’s Governing Board and Shareholders, if applicable, shall have been obtained).

“Tangible Net Worth” means, as of any Covenant Compliance Date, (a) the sum of (i) the total Shareholders’ equity of the Consolidated Group, plus (ii) Subordinated Debt of the Consolidated Group, less (b) the sum of intangible assets of the Consolidated Group.

 “United States of America Government Sponsored Enterprise” means a corporate entity created by a law of the United States that (A) (i) has a Federal charter authorized by law, (ii) is privately owned, as evidenced by capital stock owned by private entities or individuals, (iii) is under the direction of a board of directors, a majority of which is elected by private owners, (iv) is a financial institution with power to (I) make loans or loan guarantees for limited purposes such as to provide credit for specific borrowers or one sector, (II) raise funds by borrowing (which does not carry the full faith and credit of the United States of America) or to guarantee the debt of others in unlimited amounts, (B) (i) does not exercise powers that are reserved to the United States of America as sovereign (such as the power to tax or to regulate interstate commerce), (ii) does not have the power to commit the United States of America financially (but it may be a recipient of a loan guarantee commitment made by the United States of America), and (iii) has employees whose salaries and expenses are paid by the enterprise and are not Federal employees subject to Title 5, and (C) benefits from an implicit Federal guarantee to enhance its ability to borrow money.  As of the date of this Agreement, United States of America Government Sponsored Enterprises include the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac).

(b)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Capital Expenditures”, “Consolidated Net Income”, “Consolidated Net Worth”, “Covenant Computation Period”, “Collateral”, “Copyright Security Agreement”, “Daily Three-Month LIBO Rate”, “EBITDAR”, “Fixed Charge Coverage Ratio”, “Fixed Charges”, “Interest Expense”, “Operating Lease Expense”, “Patent and Trademark Security Agreement”, “Security Agreement” and “Security Documents” contained therein.

5.           Amendment to Section 2.2 of the Credit Agreement.  The fifth sentence of Section 2.2 of the Credit Agreement is hereby amended by replacing the “.” at the end thereof with the following: “, and, in the case of a Borrowing that includes Adjusted Base Rate Loans, whether the Adjusted Base Rate applicable to such Borrowing is requested pursuant to clause (a) or clause (b) of the definition of Adjusted Base Rate.”

6.           Amendment to Section 2.6(b)(i) of the Credit Agreement.  Subclause (i) of Section 2.6(b) of the Credit Agreement is hereby amended by replacing the phrase “two and one-half percent (2.5%)” with the phrase “one and one-half percent (1.50%)”.

7.           Amendments to Section 2.11 of the Credit Agreement.

(a)           Subclause (i) of Section 2.11(a) of the Credit Agreement is hereby amended by replacing the phrase “one-half of one percent (.5%)” with the phrase “fifteen hundredths of one percent (0.15%)”.

(b)           Clause (b) of Section 2.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

(b)           [Intentionally omitted].

8.           Amendment to Section 2.13 of the Credit Agreement.  Section 2.13 of the Credit Agreement is hereby retitled “Optional Increases, Reduction or Termination of Commitments; Prepayments.” and is amended to add the following new clause (c) immediately following existing clause (b):

(c)           Optional Increases of Aggregate Revolving Commitment Amount.

(i)           Request to Increase.  Following April 23, 2012, with the prior written consent of the Administrative Agent and provided no Default or Event of Default has occurred and is continuing, the Borrower may from time to time propose to increase the Aggregate Revolving Commitment Amount in accordance with this Section 2.13(c).  The aggregate principal amount of the increase to the Aggregate Revolving Commitment Amount made pursuant to this Section 2.13(c) (the amount of any such increase, the “Increased Facility Amount”), shall not exceed $30,000,000 and each increase shall be at least $10,000,000.  The Borrower shall provide notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders) of any requested Increased Facility Amount.  Each Lender shall have the right (but not the obligation), for a period of 20 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to subscribe to participate in the Increased Facility Amount to the extent of its Percentage.  Lenders that fail to respond to such a notice shall be deemed to have elected not to participate in the requested Increased Facility Amount.  None of the Lenders shall have any commitment or obligation to participate in any requested Increased Facility Amount and the decision of each Lender to participate or not participate in any requested Increased Facility Amount shall be subject to all necessary credit approvals on the part of such Lender and shall be at the sole discretion of such Lender.

(ii)           Allocation of Unsubscribed Amounts.  If any Lender elects not to increase its Revolving Commitment pursuant to this Section 2.13(c), the Administrative Agent may place such unsubscribed amount with one or more of the existing Lenders who have determined to participate in the Increased Facility Amount (provided that each such Lender consents to such additional participation).  The sum of the portion of the Increased Facility Amount subscribed under this Section 2.13(c) and the amount placed pursuant to the preceding sentence shall not exceed the Increased Facility Amount.

(iii)           Conditions Precedent.  Any increase in the Aggregate Revolving Commitment Amount under this Section 2.13(c) shall become effective upon the receipt by the Administrative Agent of:

(A)           An amendment to this Agreement, duly signed by the Borrower, the Administrative Agent and each Lender whose Revolving Commitment will be increased, modifying the definition of “Aggregate Revolving Commitment Amount”, setting forth any other agreements of the Borrower, the Administrative Agent and such Lenders with respect to pricing affecting the Increased Facility Amount, and modifying such other provisions of this Agreement as the Administrative Agent shall reasonably determine.  No such amendment shall require the consent or approval of any Lender whose Revolving Commitment is not being increased and, if no change other than those described above in this subclause (A) are included in such amendment, the provisions of Section 9.2 will not apply to such amendment.

(B)           Amendments to any other Loan Documents reasonably requested by the Administrative Agent in relation to the Increased Facility Amount, which amendments the Administrative Agent is hereby authorized to execute and deliver on behalf of the Lenders.

(C)           Revolving Notes, duly executed by the Borrower, as any Lender may require.

(D)           Evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Facility Amount and the execution and delivery of the documents described in this Section 2.13(c)(iii).

(E)           Such opinions of counsel for the Borrower and other assurances as the Administrative Agent may reasonably request; and

(F)           Reimbursement of the Administrative Agent’s out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred in connection therewith.

9.           Amendments to Section 3.1 of the Credit Agreement.

(a)           Clause (c) of Section 3.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

(c)           [Intentionally omitted].

(b)           Clause (e) of Section 3.1 of the Credit Agreement is hereby amended by deleting the phrase “and the Security Agreement” appearing therein.

10.           Amendment to Section 4.17 of the Credit Agreement.  Section 4.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 4.17     Intellectual Property Rights.

(a)           [Intentionally omitted].

(b)           Owned Intellectual Property.  (iv) Each Obligor owns its Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third Person), court orders, injunctions, decrees, writs or Liens (other than Permitted Liens), whether by written agreement or otherwise, (v) no Person other than an Obligor owns or has been granted any right in the Owned Intellectual Property, (vi) all Owned Intellectual Property is valid, subsisting and enforceable, and (vii) each Obligor has taken all commercially reasonable action necessary to maintain, protect and enforce the Owned Intellectual Property owned by it, except to the extent otherwise permitted under Section 5.5.

(c)           Intellectual Property Rights of Others.  Each Obligor’s licenses to use the Licensed Intellectual Property are free and clear of all restrictions, court orders, injunctions, decrees, or writs or Liens (other than Permitted Liens), whether by written agreement or otherwise.  (i) No Obligor is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights (other than payments of customary license fees with respect to Commercially Available Intellectual Property), (ii) no Person other than an Obligor has been granted any right in the Exclusively Licensed Intellectual Property, (iii) all Exclusively Licensed Intellectual Property is valid, subsisting and enforceable, and (iv) each Obligor has taken all commercially reasonable action necessary to maintain, protect and enforce the Exclusively Licensed Intellectual Property licensed to it, except to the extent otherwise permitted under Section 5.5.

(d)           Infringement.  No Obligor has any knowledge of, and no Obligor has received any written claim or notice alleging, any infringement, dilution, misappropriation or other violation of another Person’s Intellectual Property Rights (including any written claim that an Obligor must license or refrain from using the Intellectual Property Rights of any third Person) nor, to the knowledge of any Obligor, is there any threatened claim or any reasonable basis for any such claim (i) as to which there is a reasonable possibility of an adverse determination and (ii) which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

11.           Amendments to Section 5.1 of the Credit Agreement.

(a)           Clause (d) of Section 5.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

(d)           [Intentionally omitted].

(b)           Clause (e) of Section 5.1 of the Credit Agreement is hereby amended by replacing the amount “$2,500,000” appearing therein with the amount “$10,000,000”.

(c)           Clause (m) of Section 5.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

(m)           [Intentionally omitted].

12.           Amendment to Section 5.8 of the Credit Agreement.  Section 5.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.8                      Creation of New Obligors and Subsidiaries.  The Borrower will obtain the prior written approval of the Required Lenders prior to creating a Subsidiary or acquiring any business which would constitute a Subsidiary; provided, however, in connection with a Permitted Acquisition involving the acquisition or creation of a new Subsidiary, the Borrower shall not be required to obtain the prior written consent of the Required Lenders.  Upon receipt of any such prior written approval or in connection with a Permitted Acquisition involving the acquisition or creation of a new Subsidiary, the Borrower will cause each new Subsidiary to deliver to the Administrative Agent, for the benefit of the Lender Parties, (i) an executed Guaranty (or an executed joinder to a Guaranty) on behalf of such Subsidiary in form and content acceptable to the Administrative Agent, (ii) a certificate of the secretary or other appropriate officer of such Subsidiary (A) certifying that the execution, delivery and performance of the Loan Documents to which such Subsidiary is a party have been duly approved by all necessary action of the Governing Board of such Subsidiary, and attaching true and correct copies of the applicable resolutions granting such approval, (B) certifying that attached to such certificate are true and correct copies of the Organizational Documents of such Subsidiary, together with such copies, and (C) certifying the names of the officers of such Subsidiary that are authorized to sign such Loan Documents; and (iii) an opinion of counsel to such Subsidiary, opining as to the due execution, delivery and enforceability of such Loan Documents, in form and substance reasonably acceptable to the Administrative Agent.  Upon the Administrative Agent’s receipt of the foregoing items, such Subsidiary shall constitute an Obligor hereunder.  If any such Subsidiary is a Foreign Subsidiary, the Lender Parties will negotiate in good faith with the Borrower and such Subsidiary to include provisions in such Subsidiary’s Guaranty designed to prevent deemed distributions to the Borrower under Section 956 of the Code; provided, however, that such provisions shall preserve the maximum guaranty possible in such Subsidiary, its assets and the Borrower’s equity interest therein for the Lender Parties possible in connection with such considerations; provided, further, that no Lender Party shall be responsible to the Borrower, any Obligor, any such Subsidiary or any other Person for the sufficiency of such provisions to accomplish their stated purpose.

13.           Amendment to Section 5.11 of the Credit Agreement.  Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.11                      Minimum Tangible Net Worth.  The Borrower will maintain the Tangible Net Worth of the Consolidated Group as of each Covenant Compliance Date at not less than the amount set forth below opposite the period in which such Covenant Compliance Date occurs:

Covenant Compliance Dates during the period	Minimum Tangible Net Worth
On or before December 29, 2012	$60,000,000
December 30, 2012 through December 28, 2013	$65,000,000
December 29, 2013 through January 3, 2015	$70,000,000
January 4, 2015 and thereafter	$75,000,000

14.           Amendment to Section 5.12 of the Credit Agreement.  Section 5.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.12                      Minimum Cash and Cash Equivalents.  The Borrower will: (i) maintain cash and Cash Equivalents of not less than $50,000,000 at all times; and (ii) maintain cash and Cash Equivalents in an account or accounts maintained with the Administrative Agent or an Affiliate of the Administrative Agent in an amount not less than the Aggregate Revolving Commitment at all times.

15.           Amendment to Section 6.1(i) of the Credit Agreement.  Clause (i) of Section 6.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

(i)           [Intentionally omitted.]

16.           Amendment to Sections 6.2(c), (d) and (e) of the Credit Agreement.  Sections 6.2(c), (d) and (e) of the Credit Agreement are hereby amended in their entirety to read as follows:

(c)            (i) Debt of the Borrower to any Subsidiary and of any Domestic Subsidiary to the Borrower or any other Subsidiary and (ii) Debt of any Foreign Subsidiary to the Borrower or any Domestic Subsidiary in an outstanding principal amount, which Debt under this clause (c)(ii) together with any Debt under clause (d)(iv) below, shall not at any time exceed $10,000,000 in the aggregate

(d)           Guaranties by (i) the Borrower of Debt of any Domestic Subsidiary, (ii) any Domestic Subsidiary of Debt of the Borrower or any other Domestic Subsidiary, (iii) any Foreign Subsidiary of Debt of any other Subsidiary and (iv) the Borrower or any Domestic Subsidiary of Debt of any Foreign Subsidiary in an outstanding principal amount, which together with any Debt incurred pursuant to clause (c)(ii) above, shall not at any time exceed $10,000,000 in the aggregate.

 (e)            (i) Debt of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases, so long as such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided, that the aggregate principal amount of all such Debt incurred pursuant to clauses (i) and (ii) shall not exceed $10,000,000 at any time outstanding

17.           Amendment to Section 6.4(a) of the Credit Agreement.  Section 6.4(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)           Cash Equivalents.

18.           Amendment to Section 6.5 of the Credit Agreement.  Section 6.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.5                      Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payments, except that the Borrower may declare, pay or make Restricted Payments so long as (a) no Default or Event of Default exists or would result from the declaring or making of such Restricted Payment and (b) such Restricted Payments are paid in cash; provided, however, that, regardless of the existence of any Default or Event of Default, (i) Subsidiaries may declare and pay dividends to the Borrower with respect to their Capital Stock, and (ii) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common Capital Stock.

19.           Amendments to Section 6.8 of the Credit Agreement.

(a)           Clause (c) of Section 6.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

(c)           The sale, lease or transfer by any Subsidiary of all or a substantial part of its assets to the Borrower, and the acquisition by the Borrower of such assets.

(b)           Clause (d) of Section 6.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

(d)           The sale, lease or transfer by any Subsidiary of all or a substantial part of its assets to another Subsidiary which is an Obligor, and the acquisition by such other Subsidiary of such assets.

(c)           Clause (g) of Section 6.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

(g)           The sale or trading in Investments of the type permitted in Section 6.4(a)(i) in the ordinary course of business.

20.           Amendment to Section 6.16 of the Credit Agreement.  Section 6.16 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.16                      Negative Pledges, Restrictive Agreements, etc. Except as set forth and described in Schedule 6.16, the Borrower will not, and will not permit any Subsidiary to, enter into any agreement (excluding this Agreement) restricting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, other than Liens upon assets of the Borrower permitted by Section 6.1(a), 6.1(b) or 6.1(c) or Licensed Intellectual Property, so long as such restriction is limited to the assets subject to such Lien and does not cover any other assets of the Borrower or any Subsidiary, (b) the ability of the Borrower or any Subsidiary to amend or otherwise modify any Loan Document or (c) the ability of the Borrower or any Subsidiary to make any payments directly or indirectly to the Borrower, by way of dividends, advances, repayments of loans or advances, reimbursements of management and any other intercompany charges, expenses and accruals, or otherwise.

21.           Amendments to Section 7.1 of the Credit Agreement.

(a)           Clause (d) of Section 7.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

(d)           Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with elsewhere in this Section 7.1) or default in the performance, or breach, of any covenant or agreement of the Borrower or any Subsidiary in any other Loan Document (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with elsewhere in this Section 7.1) and the continuance of such default or breach for a period of 30 calendar days after the Borrower or any such Subsidiary has or should reasonably have had notice thereof.

 (b)           Clause (m) of Section 7.1 of the Credit Agreement is hereby amended in its entirety to read as follows

(m)           [Intentionally omitted].

22.           Amendment to Annex I to Exhibit C (Borrowing Request).  Annex I to Exhibit C attached to the Credit Agreement is hereby replaced in its entirety with Exhibit A attached to this Amendment.

23.           Amendment to Exhibit F (Certificate of Officer as to Financial Statements).  Exhibit F attached to the Credit Agreement is hereby replaced in its entirety with Exhibit B attached to this Amendment.

24.           Amendment to Address.  In each instance in which it appears, the notice address of Wells Fargo is hereby replaced with the following:

Wells Fargo Bank, National Association
MAC N9305-187
90 South Seventh Street, 18th Floor
Minneapolis, MN 55402
Attention: Sharlyn G. Rekenthaler
Facsimile: (612) 316-4187
Email: Sharlyn.G.Rekenthaler@wellsfargo.com

25.           Acknowledgment.  The Borrower and each Guarantor, by its acknowledgment hereto, hereby acknowledges and agrees that the Obligations, including, without limitation, the indebtedness evidenced by the Notes and all interest thereon and related fees and charges, are, among other things, guaranteed by the Guaranties.

26.           Effect on First Amendment.  The amendments set forth in that certain First Amendment to Credit Agreement dated as of February 17, 2012 among the Borrower, the Lenders, the Letter of Credit Issuer and the Administrative Agent (the “First Amendment”) have been substantively restated in this Amendment, and this Amendment replaces and supersedes the First Amendment in its entirety on the date hereof, and the First Amendment will have no further force or effect as of and after the date hereof.

27.           Release of Security Interest.  The Administrative Agent and the Lenders hereby release any security interest held by any of them granted pursuant to any of the following: (a) that certain Security Agreement dated as of March 26, 2010, between the Borrower, Select Comfort Retail Corporation, Select Comfort Canada Holding, Inc., and selectcomfort.com corporation in favor of the Administrative Agent; (b) that certain Patent and Trademark Security Agreement dated as of March 26, 2010, between the Borrower, Select Comfort Retail Corporation, Select Comfort Canada Holding, Inc., and selectcomfort.com corporation in favor of the Administrative Agent; and (c) that certain Copyright Security Agreement dated as of March 26, 2010, between the Borrower, Select Comfort Retail Corporation, Select Comfort Canada Holding, Inc., and selectcomfort.com corporation in favor of the Administrative Agent.  Promptly after the date hereof but in any event within 30 days after the date hereof, the Administrative Agent and the Lenders will also (a) file all termination statements relating to any UCC-1 financing statements previously filed naming any of them as secured party and any of the Borrower or its Subsidiaries as debtor, (b) return to the Borrower all stock certificates of any Subsidiaries held by any of them, (c) give written notice of termination with respect to all control agreements perfecting their security interest in any accounts of Borrower or any Subsidiary and with respect to all landlord waivers and bailee letters previously provided in connection with the Credit Agreement, (d) terminate any filing of record made by any of  them in the U.S. Patent and Trademark Office or the U.S. Copyright Office with respect to assets of Borrower or any Subsidiary and (e) take such additional actions reasonably requested by Borrower as may be necessary or advisable to terminate as of record and release any security interests held by any of them in the assets and properties of Borrower or its Subsidiaries on the date hereof, and in each case provide reasonable evidence to the Borrower of having done so.

28.           No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

29.           Conditions Precedent.  This Amendment shall be effective when the Administrative Agent shall have received an executed original of this Amendment, together with each of the following, each in substance and form acceptable to the Required Lenders in their sole discretion:

(a)           The acknowledgment and agreements of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

(b)           Such other matters as the Administrative Agent may require.

30.           Representations and Warranties.  The Borrower hereby represents and warrants to the Lender Parties as follows:

(a)           The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations under the Credit Agreement and the other Loan Documents, as amended by this Amendment, and the Credit Agreement and the other Loan Documents, as amended by this Amendment, have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(b)           The execution, delivery and performance by the Borrower of the Credit Agreement and the other Loan Documents, as amended by this Amendment, have been duly authorized by all necessary action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

31.           References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

32.           No Waiver.  The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Event of Default under the Credit Agreement or of any breach, default or event of default under any other Loan Document or other document held by any Lender Party, whether or not known to any Lender Party and whether or not existing on the date of this Amendment.

33.           Release.  The Borrower hereby absolutely and unconditionally releases and forever discharges each Lender Party, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

34.           Costs and Expenses.  The Borrower hereby reaffirms its agreement under Section 9.6(a) of the Credit Agreement. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and out-of-pocket expenses of counsel to the Administrative Agent and its Affiliates for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

35.           Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart signature page to this Amendment by facsimile or by e-mail transmission shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.  This Amendment shall be governed by the substantive law of the State of Minnesota.

Signature page(s) follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                               SELECT COMFORT CORPORATION

                                                 By:  /s/ Mark A. Kimball
                                             Name:  Mark A. Kimbal
                                             Title:  SVP & General Counsel

Signature Page to Amendment to Credit Agreement

                                               WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION, as Administrative Agent, Letter of
                                              Credit Issuer and Lender

                                              By:  /s/ Sharlyn G. Rekenthaler
                                              Name:  Sharlyn G. Rekenthaler
                                              Title:  Vice President

Signature Page to Amendment to Credit Agreement

Exhibit A to Amendment to Credit Agreement

ANNEX I
to Borrowing Request
dated _______________, ____

Amount of Borrowing Request	Type of Advance (Adjusted Base Rate Advance, LIBOR Advance)	Date of Borrowing	Type of Adjusted Base Rate (Base Rate or Daily One Month LIBOR plus required increment)	Interest Period (LIBOR Advance)	Expiry Date of Interest Period (LIBOR Advance)	Quoted Interest Rate (LIBOR Advance)*

*To be completed by Administrative Agent*

C-3

Exhibit B to Amendment to Credit Agreement

Exhibit F

Certificate of Officer as to Financial Statements

_______________, _____

TO:         Wells Fargo Bank, National Association, as Administrative Agent
MAC N9305-187
90 South Seventh Street, 18th Floor
Minneapolis, MN 55402
Attention: Sharlyn G. Rekenthaler

Re:	Financial Statements – Select Comfort Corporation

We refer to that certain Credit Agreement dated as of March 26, 2010 (as amended, supplemented or otherwise modified to date, the “Credit Agreement”) among Select Comfort Corporation (the “Borrower”), certain Lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, in its capacity as Administrative Agent for the Lenders and Wells Fargo Bank, National Association, in its capacity as Letter of Credit Issuer.  Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

I hereby certify on behalf of the Borrower as follows:

A.           Preparation and Accuracy of Financial Statements.  I am the duly qualified and acting [identify title of Financial Officer] of the Borrower, and I am familiar with the financial statements and financial affairs of the Consolidated Group, and am authorized to execute this Certificate on behalf of the Borrower.  The financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the reporting date.

B.           Name of Borrower; Merger and Consolidation.  I certify that:

(Check one)

 ☐  Neither the Borrower nor any Subsidiary has, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

 ☐    The Borrower or a Subsidiary has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger:  ☐ was consented to in advance by the Administrative Agent in writing, and/or  ☐  is more fully described in the statement of facts attached to this Certificate.

C.           Events of Default.  I certify that:

(Check one)

 ☐                  I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to Administrative Agent.

 ☐    I have knowledge of an Event of Default under the Credit Agreement not previously reported to the Administrative Agent, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Administrative Agent may under the terms of the Credit Agreement impose the Default Rate.

D.           Litigation Matters.  I certify that:

(Check one)

 ☐    I have no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Subsidiaries.

 ☐    I have knowledge of material adverse changes to the litigation exposure of Borrower and its Subsidiaries not previously disclosed in Schedule 4.8 attached to the Credit Agreement, as more fully described in the statement of facts attached to this Certificate.

E.           Financial Covenants.  I further certify that:

(Check and complete each of the following)

1.           Minimum Tangible Net Worth.  Pursuant to Section 5.11 of the Credit Agreement,  the Tangible Net Worth of the Consolidated Group is [$__________] as of the reporting date, which  ☐ satisfies   ☐ does not satisfy the requirement that such amount be not less than $__________________.

2.           Minimum Cash and Cash Equivalents.  Pursuant to Section 5.12 of the Credit Agreement, as of the reporting date the Borrower held [$___________] of cash and Cash Equivalents, which ☐  satisfies   ☐  does not satisfy the requirement that such amount be not less than $50,000,000 at all times.  As of the reporting date, the Borrower held [$___________] of such cash and Cash Equivalents with the Administrative Agent or an Affiliate of the Administrative Agent, which   ☐ satisfies  ☐ does not satisfy the requirement that such amount be not less than the Aggregate Revolving Commitment at all times.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

                                             SELECT COMFORT CORPORATION

                                                   By:
                                               Name:
                                               Title:

Annex I
to Exhibit F

Financial Covenant Calculations

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a guarantor of the Obligations of Select Comfort Corporation, a Minnesota corporation (the “Borrower”) under that certain Credit Agreement dated as of March 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined in the Credit Agreement and not otherwise defined herein having the meanings set forth in the Credit Agreement) pursuant to their Guaranty dated as of March 26, 2010, hereby: (i) acknowledges receipt of the foregoing Amendment to Credit Agreement (the “Amendment”); (ii) consents to the terms and execution of the Amendment; (iii) reaffirms its obligations to the Administrative Agent and each of the other Lender Parties pursuant to all of the Loan Documents to which it is a party; (iv) absolutely and unconditionally releases and forever discharges the Lender Parties, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the undersigned has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever, whether such claims, demands and causes of action are matured or unmatured or known or unknown; and (v) acknowledges that the Lender Parties may amend, restate, extend, renew or otherwise modify the Credit Agreement and/or any other Loan Document and/or any indebtedness or other agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Loan Documents to which it is a party.

Dated as of:  April 23, 2012                                   SELECT COMFORT RETAIL CORPORATION

                                              By:  /s/ Mark A. Kimball
                                              Name:  Mark A. Kimball
                                              Title:  SVP & General Counsel

                                               SELECT COMFORT CANADA HOLDING INC.

                                             By:  /s/ Mark A. Kimball
                                             Name:  Mark A. Kimball
                                             Title:  SVP & General Counsel

                                             selectcomfort.com corporation

                                             By:  /s/ Mark A. Kimball
                                             Name:  Mark A. Kimball
                                             Title:  SVP & General Counsel

Acknowledgment and Agreement of Guarantors
(Amendment to Credit Agreement)